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                                                                    Exhibit 4.15

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                          PLEDGE AND SECURITY AGREEMENT

                           Dated as of March 30, 2000

                                       by

                        NRG SOUTH CENTRAL GENERATING LLC
                                   as Pledgor

                                       to

                            THE CHASE MANHATTAN BANK
                               as Collateral Agent

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                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
RECITALS ...............................................................................1
AGREEMENT ..............................................................................1

                                   ARTICLE 1
                     DEFINED TERMS; RULES OF INTERPRETATION

Section 1.1 Defined Terms ..............................................................2
Section 1.2 Rules of Interpretation ....................................................3

                                   ARTICLE 2
                                     PLEDGE

Section 2.1 Pledged Collateral .........................................................3
Section 2.2 Delivery of Certificates and Instruments ...................................4
Section 2.3 Pledgor's Rights ...........................................................5
Section 2.4 Secured Parties Not Liable .................................................6
Section 2.5 Attorney-in-Fact ...........................................................7
Section 2.6 Collateral Agent May Perform ...............................................7
Section 2.7 Reasonable Care ............................................................7
Section 2.8 Security Interest Absolute .................................................8
Section 2.9 Effective as a Financing Statement .........................................8

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.1 Necessary Filings ..........................................................9
Section 3.2 No Liens ...................................................................9
Section 3.3 Other Financing Statements .................................................9
Section 3.4 Chief Executive Office .....................................................9
Section 3.5 Consents, etc. .............................................................9

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                                   ARTICLE 4
                                   COVENANTS

Section 4.1 Sale of Pledged Collateral ................................................10
Section 4.2 No Other Liens ............................................................10
Section 4.3 Chief Executive Office ....................................................10
Section 4.4 Supplements; Further Assurances, etc ......................................10
Section 4.5 Amendment of Operating Agreement ..........................................10
Section 4.6 Certificates and Instruments ..............................................11
Section 4.7 Financing Statements ......................................................11
Section 4.8 Records; Statements and Schedules .........................................11
Section 4.9 Improper Distributions ....................................................12
Section 4.10 Bankruptcy ...............................................................12

                                   ARTICLE 5
                 EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT

Section 5.1 Remedies Generally ........................................................12
Section 5.2 Sale of Pledged Collateral ................................................12
Section 5.3 Purchase of Pledged Collateral ............................................14
Section 5.4 Application of Proceeds ...................................................14

                                   ARTICLE 6
                            MISCELLANEOUS PROVISIONS

Section 6.1 Notices ...................................................................14
Section 6.2 Continuing Security Interest ..............................................15
Section 6.3 Release ...................................................................15
Section 6.4 Reinstatement .............................................................15
Section 6.5 Independent Security ......................................................15
Section 6.6 Amendments ................................................................16
Section 6.7 Successors and Assigns ....................................................16
Section 6.8 Third Party Beneficiaries .................................................16
Section 6.9 Conflict with Indenture ...................................................16
Section 6.10 Survival .................................................................17
Section 6.11 No Waiver; Remedies Cumulative ...........................................17
Section 6.12 Counterparts .............................................................17
Section 6.13 Headings Descriptive .....................................................17
Section 6.14 Severability .............................................................17
Section 6.15 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial ..........17



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
Section 6.16 Entire Agreement .........................................................19
Section 6.17 Independent Obligations ..................................................19
Section 6.18 Limitation of Liability ..................................................19

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                          PLEDGE AND SECURITY AGREEMENT

              This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of March 30, 2000, is made by NRG SOUTH CENTRAL GENERATING LLC, a Delaware limited liability company (the "Pledgor") to THE CHASE MANHATTAN BANK, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the benefit of the Secured Parties.

                                    RECITALS

              WHEREAS, the Subsidiary Guarantor is acquiring the Project from Cajun in the Acquisition; and

              WHEREAS, in order to, among other things, fund the Acquisition of the Project and to pay financing and other fees, expenses and costs associated with the Acquisition, the Pledgor has determined to issue Bonds pursuant to the Indenture initially in the aggregate principal amount of $800,000,000; and

              WHEREAS, the Initial Bonds will be issued pursuant to the Indenture, of even date herewith, between the Pledgor, the Subsidiary Guarantor and the Bond Trustee; and

              WHEREAS, the Pledgor, the Subsidiary Guarantor, the Members, the Collateral Agent, and the Depositary Bank are entering into the other Security Documents, pursuant to which the Collateral Agent, acting on behalf of the Secured Parties, will obtain a continuing Lien on and perfected Security Interest in the Collateral; and

              WHEREAS, the Pledgor, the Subsidiary Guarantor, the Bond Trustee, the Depositary Bank, the Working Capital Agent and the Collateral Agent have entered into the Intercreditor Agreement; and

              WHEREAS, as additional security for the Secured Obligations, the Pledgor desires to grant to the Collateral Agent a Lien on and security interest in, the Pledged Collateral.

                                    AGREEMENT

       NOW THEREFORE, in consideration of the Secured Parties entering into the Finance Documents and to induce the Secured Parties to release the proceeds of the issuance and sale of the Initial Bonds, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent as follows:

                                    ARTICLE 1
                     DEFINED TERMS; RULES OF INTERPRETATION

       Section 1.1 Defined Terms. (a) Unless otherwise defined herein, terms defined in Appendix A to the Trust Indenture, dated as of March 30, 2000, among the Pledgor, Louisiana Generating LLC and The Chase Manhattan Bank as Bond Trustee (the "Indenture") shall have such defined meanings when used herein.

              (b) The following terms shall have the following respective meanings:

              "Bankruptcy Event" shall mean, for any Person:

              (a) such Person shall (i) apply for or authorize or approve or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) admit in writing its inability or be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other Debtor Relief Law, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing including, without limitation, commencing a shareholder vote in connection with any of the foregoing; or

              (b) a proceeding or case shall be commenced without the application or consent of such Person in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of debts or (ii) the appointment of a trustee, receiver, custodian,


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       liquidator or the like of such Person or all or a substantial part of its property under any Debtor Relief Law and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more consecutive days, or any order for relief against such Person shall be entered in any involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law.

              "Financing Statements" shall mean all financing statements, recordings, filings or other instruments of registration necessary and appropriate to perfect a security interest or Lien by filing in any appropriate filing or recording office in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant applicable law.

              "Membership Interests" shall have the meaning ascribed thereto in
Section 2.1(a)(i).

              "Operating Agreement" shall mean the Third Amended and Restated Limited Liability Company Agreement of Louisiana Generating LLC, dated as of March 22, 2000, by the Pledgor.

              "Pledged Collateral" shall have the meaning ascribed thereto in
Section 2.1(a).

              "Securities Act" shall have the meaning ascribed thereto in
Section 5.2(b).

              Section 1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 1.1 to the Indenture shall apply to this Agreement.

                                    ARTICLE 2
                                     PLEDGE

       Section 2.1 Pledged Collateral. (a) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. Section 362(a)), of all of the Secured Obligations, whether


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now existing or hereafter arising and howsoever evidenced, the Pledgor hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, a first priority security interest in the following, whether now existing or hereafter from time to time acquired (collectively, the "Pledged Collateral"):

                     (i) all of the Pledgor's membership interests in the Subsidiary Guarantor (the "Membership Interests") and all of the Pledgor's rights to acquire membership interests in the Subsidiary Guarantor in addition to or in exchange or substitution for the Membership Interests;

                     (ii) all of the Pledgor's rights, privileges, authority and powers as a member of the Subsidiary Guarantor under the Operating Agreement;

                     (iii) all certificates or other documents (if any) representing any and all of the foregoing in clauses (i) and (ii), including, without limitation, the certificates listed on Schedule I hereto;

                     (iv) all dividends, distributions, cash, securities, instruments and other property or proceeds of any kind to which the Pledgor may be entitled in its capacity as a member of the Subsidiary Guarantor by way of distribution, return of capital or otherwise;

                     (v) any other claim which the Pledgor now has or may in the future acquire in its capacity as a member of the Subsidiary Guarantor against the Subsidiary Guarantor and its property; and

                     (vi) all proceeds, products and accessions of and to any of the property described in the preceding clauses (i) through (v).

              (b) As used herein, the term "proceeds" shall be construed in its broadest sense and shall include whatever is received or receivable when any of the Membership Interests, or any proceeds thereof, are sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any of the Membership Interests or any proceeds thereof.

       Section 2.2 Delivery of Certificates and Instruments. All certificates or instruments representing or evidencing the Membership Interests shall be delivered


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to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer or assignment in blank in the form as attached as Exhibit A hereto, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time following the occurrence and during the continuation of an Event of Default, in its discretion and without notice to the Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Membership Interests. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to exchange certificates or instruments representing or evidencing any of the Membership Interests for certificates or instruments of smaller or larger denominations.

      Section 2.3 Pledgor's Rights.

              (a) Distributions. Unless a Trigger Event shall have occurred, the Pledgor shall be entitled to receive and retain any and all distributions paid in respect of the Membership Interests (whether in cash or other property) in compliance with the terms of the other Project Documents; provided, however, that any and all

                     (i) distributions paid or payable in respect of the Membership Interests (whether paid in cash, securities or other property) in connection with (A) any partial or total liquidation or dissolution of the Subsidiary Guarantor, (B) any distribution of capital of the Subsidiary Guarantor, (C) any recapitalization or reclassification of the capital of the Subsidiary Guarantor and (D) any reorganization of the Subsidiary Guarantor, and

                     (ii) property (whether cash, securities or other property) paid, payable or otherwise distributed in redemption of, or in exchange for, the property described in clause (i) immediately above, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). Upon the occurrence of a Trigger Event, all rights of the Pledgor to receive the distributions which it would otherwise be authorized to receive and retain pursuant to the preceding sentence shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall


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thereupon have the sole right to receive and hold as Pledged Collateral such distributions.

              (b) Other Rights. Unless a Trigger Event shall have occurred, the Pledgor shall be entitled to exercise all voting and other rights with respect to the Membership Interests; provided, however, that no vote shall be cast, right exercised or other action taken which would knowingly have a Material Adverse Effect or which would knowingly be materially inconsistent with or knowingly result in any violation of any provision of this Agreement or any other Finance Document unless so required by law. Upon the occurrence of a Trigger Event and upon election by the Collateral Agent, all voting and other rights of the Pledgor with respect to the Membership Interests which the Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights.

              (c) Turnover. All distributions and other amounts which are received by the Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

      Section 2.4 Secured Parties Not Liable. Notwithstanding any other provision contained in this Agreement, the Pledgor shall remain liable under the Operating Agreement to observe and perform all of the conditions and obligations to be observed and performed by the Pledgor thereunder. None of the Collateral Agent, any other Secured Party or any of their respective directors, officers, employees, affiliates or agents shall have any obligations or liability under or with respect to any Pledged Collateral by reason of or arising out of this Agreement, except as set forth in Section 9-207 of the UCC as in effect from time to time in the State of New York, or the receipt by the Collateral Agent of any payment relating to any Pledged Collateral, nor shall any of the Collateral Agent, any other Secured Party or any of their respective directors, officers, employees, affiliates or agents be obligated in any manner to (a) perform any of the obligations of the Pledgor under or pursuant to the Operating Agreement or any other agreement to which the Pledgor is a party, (b) make any payment or inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral, (c) present or file any claim or collect the payment of any amounts or take any action to enforce any performance with respect to the Pledged Collateral or (d) take any other action whatsoever with

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respect to the Pledged Collateral, in each case, other than as required under this Agreement and the other Security Documents.

      Section 2.5 Attorney-in-Fact. (a) The Pledgor hereby appoints the Collateral Agent, on behalf of the Secured Parties, or any Person, officer or agent whom the Collateral Agent may designate, as its true and lawful attorney-in-fact and proxy, with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, at the Pledgor's reasonable cost and expense, from time to time in the Collateral Agent's reasonable discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof to be paid over to the Collateral Agent pursuant to Section 2.3(c) and to give full discharge for the same.

              (b) The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. The Pledgor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to the Pledgor and the Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

      Section 2.6 Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section 5.5; provided that if a Bankruptcy Event shall have occurred with respect to the Pledgor, the written request described in this Section 2.6 shall not be required and shall be deemed to have been delivered upon the failure of the Pledgor to perform such agreement.

      Section 2.7 Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property of the type of which the Pledged Collateral consists, it being understood that the Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conver-

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sions, exchanges, maturities, tenders or other matters relative to any Pledged
Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      Section 2.8 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of any of the Finance Documents or any other agreement or instrument relating thereto;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Finance Documents or any other agreement or instrument relating thereto;

              (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

              (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor, except as otherwise provided herein.

      Section 2.9 Effective as a Financing Statement. This Agreement shall also be effective as a Financing Statement covering any Pledged Collateral and may be filed in any appropriate filing or recording office. A carbon, photographic, facsimile or other reproduction of this Agreement or of any Financing Statement relating to this Agreement shall be sufficient as a Financing Statement for any of the purposes referred to in the preceding sentence.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

      The Pledgor represents and warrants, as of the date of this Agreement and the Closing Date, as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the making and repayment of the Secured Obligations:

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       Section 3.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Collateral Agent hereby in respect of the Pledged Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Pledged Collateral constitutes (i) a valid and enforceable perfected security interest therein as collateral security for the Secured Obligations to the extent that a security interest may be perfected by filing and/or the other actions specified herein, and (ii) is prior to all other Liens on the Pledged Collateral in existence on the date hereof.

       Section 3.2 No Liens. The Pledgor is the owner of all of its right, title and interest in the Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Lien created pursuant to this Agreement and other than Permitted Liens.

       Section 3.3 Other Financing Statements. There is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) executed by the Pledgor, or, to the knowledge of the Pledgor after due inquiry, by any other Person covering or purporting to cover any interest of any kind in the Pledged Collateral hereunder, except Financing Statements filed or to be filed in respect of and covering the security interests granted hereby by the Pledgor.

       Section 3.4 Chief Executive Office. The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Pledged Collateral is located at: 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403.

       Section 3.5 Consents, etc. No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.


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



                                    ARTICLE 4
                                    COVENANTS


       The Pledgor hereby covenants and agrees from and after the date of this Agreement until the termination of this Agreement in accordance with the provisions of Section 6.3:

       Section 4.1 Sale of Pledged Collateral. Except as otherwise permitted by the Finance Documents, the Pledgor shall not sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

       Section 4.2 No Other Liens. The Pledgor shall not create, incur or permit to exist, shall defend the Pledged Collateral owned by it against and shall take such other action as is reasonably necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Lien created pursuant to this Agreement, and shall defend the right, title and interest of the Collateral Agent in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.

       Section 4.3 Chief Executive Office. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Collateral Agent not less than thirty (30) days prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

       Section 4.4 Supplements; Further Assurances, etc. The Pledgor shall at any time and from time to time, at the reasonable expense of the Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

       Section 4.5 Amendment of Operating Agreement. Except as otherwise specifically provided in the Finance Documents, the Pledgor shall not, without the prior written consent of the Collateral Agent, acting upon directions from the Secured Parties pursuant to the Intercreditor Agreement, or as otherwise expressly.


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



provided herein, agree to or permit (a) the cancellation or termination of the Operating Agreement, except upon the expiration of the stated term thereof, or
(b) any amendment, supplement, or modification of, or waiver with respect to any of the provisions of, the Operating Agreement, except to the extent that such amendment, supplement, modification or waiver would not reasonably be expected to result in a Material Adverse Effect.

       Section 4.6 Certificates and Instruments. The Pledgor shall deliver all certificates or other documents representing the Pledged Collateral to the Collateral Agent with all necessary instruments of transfer or assignment duly indorsed in blank. In the event the Pledgor obtains possession of any other certificates, or other securities or instruments forming a part of the Pledged Collateral, the Pledgor shall promptly deliver same to the Collateral Agent together with all necessary instruments of transfer or assignment duly indorsed in blank. Prior to any such delivery, any Pledged Collateral in the Pledgor's possession shall be held by the Pledgor in trust for the Collateral Agent.

       Section 4.7 Financing Statements. The Pledgor shall sign and deliver to the Collateral Agent and the other Secured Parties such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction), as are necessary under applicable law to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein, all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other applicable law. The Pledgor shall pay any applicable filing fees and related expenses. The Pledgor authorizes the Collateral Agent to file any such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) without the signature of the Pledgor.

       Section 4.8 Records; Statements and Schedules. The Pledgor shall keep and maintain, at its own cost and expense, records of the Pledged Collateral owned by it, including, but not limited to, records of all payments received with respect thereto, and upon reasonable notice, and during normal business hours, the Pledgor shall make the same available to the Collateral Agent for inspection at the Pledgor's chief executive office, at the Pledgor's own cost and expense. The Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail.


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



       Section 4.9 Improper Distributions. Notwithstanding any other provision contained in this Agreement, the Pledgor shall not accept any distributions, dividends or other payments (or any collateral in lieu thereof) in respect of the Pledged Collateral, except to the extent the same are expressly permitted by the terms of this Agreement and the other Finance Documents.

       Section 4.10 Bankruptcy. The Pledgor shall not authorize or permit the Subsidiary Guarantor to (a) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Subsidiary Guarantor or the Subsidiary Guarantor's debts under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Subsidiary Guarantor or any substantial part of the Subsidiary Guarantor's property, (b) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Subsidiary Guarantor or (c) make a general assignment for the benefit of the Subsidiary Guarantor's creditors. The Pledgor shall not commence or join with any other Person (other than the Collateral Agent and the other Secured Parties) in commencing any proceeding against the Subsidiary Guarantor under any Bankruptcy Law now or hereafter in effect in any jurisdiction.


                                    ARTICLE 5
                  EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT

_______The provisions of this Article 5 shall apply only upon the occurrence and during the continuance of an Event of Default.

       Section 5.1 Remedies Generally. If an Event of Default shall have occurred and be continuing, the Collateral Agent, upon directions from the Secured Parties pursuant the Intercreditor Agreement, or as otherwise expressly provided herein, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC in effect from time to time in any relevant jurisdiction and all other rights and remedies available at law or in equity.

       Section 5.2 Sale of Pledged Collateral. (a) Without limiting the generality of Section 5.1, the Collateral Agent, upon directions from the Secured Parties pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, may, with notice as required by applicable law, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Collateral Agent's corporate trust office or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may reasonably deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assuming that such sales are made in compliance with federal and state securities laws and the UCC, the Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

       (b) The Pledgor recognizes that the Collateral Agent, upon directions from the Secured Parties pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, may elect to sell all or any part of the Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act")), and the Pledgor and the Collateral Agent agree that such private sales shall be made in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register the Pledged Collateral for a form of public sale requiring registration under the Securities Act. If the Collateral Agent, upon directions from the Secured Parties pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, from time to time, furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

       Section 5.3 Purchase of Pledged Collateral. The Collateral Agent may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.

       Section 5.4 Application of Proceeds. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Pledged Collateral in accordance with Section 5.3 of the Intercreditor Agreement. For avoidance of doubt, it is understood that the Subsidiary Guarantor shall remain liable to the extent of any deficiency between the amount of proceeds of the Pledged Collateral and the aggregated amount of the Secured Obligations in accordance with the Finance Documents.


                                   ARTICLE 6
                            MISCELLANEOUS PROVISIONS

       Section 6.1 Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with the provisions of Section 12.5 of the Indenture

       Section 6.2 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral until the release thereof pursuant to Section 6.3.

       Section 6.3 Release. (a) Upon the indefeasible payment in full of the Secured Obligations in cash or cash equivalents and the termination of all commitments of the Secured Parties under the Finance Documents, the Collateral Agent, upon the written request, and at the expense, of the Pledgor, shall execute and deliver all such documentation necessary to release the security interest created pursuant to this Agreement.

       (b) Upon the sale or disposition of any portion of the Pledged Collateral permitted pursuant to the terms of the Finance Documents, including, but not limited to, any Permitted Asset Sale, the purchaser of such portion of the Pledged Collateral shall, upon such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement. The Collateral Agent, upon the written request, and at the expense, of the Pledgor, shall execute and deliver all such documentation necessary to evidence such release of the security interest created in such Pledged Collateral pursuant to this Agreement.

       Section 6.4 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party upon a Bankruptcy Event of the Pledgor or the Subsidiary Guarantor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor or the Subsidiary Guarantor or any substantial part of the Pledgor's or the Subsidiary Guarantor's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

       Section 6.5 Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Finance Documents. The execution of any other Finance Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Pledgor hereby waives its right to plead or claim in any court that the execution of any other Finance Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Pledgor or from any third party and/or release such security without notifying the Pledgor and without affecting in any way the obligations of the Pledgor under the Finance Documents. The Collateral Agent, upon written directions from the Secured Parties pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, shall determine if any security conferred upon the Collateral Agent under the Finance Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced.

       Section 6.6 Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the prior written consent of the Collateral Agent, acting upon written directions from the Secured Parties pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein, and none of the Pledged Collateral shall be released without the written consent of the Collateral Agent, acting upon directions from the Secured Parties pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       Section 6.7 Successors and Assigns. This Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns. The Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Collateral Agent, acting upon written directions from the Secured Parties pursuant to the Intercreditor Agreement, or as otherwise expressly provided herein.

       Section 6.8 Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Secured Parties and their respective successors and assigns.

       Section 6.9 Conflict with Indenture. In case of a conflict between any provision of this Agreement and any provision of the Indenture, the provisions of the Indenture shall control and govern. No such conflict shall be deemed to exist thereby because this Agreement imposes greater obligations on the Subsidiary Guarantor or the Pledgor than the Indenture.

       Section 6.10 Survival. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Finance Documents until termination thereof or the indefeasible payment in full in cash or cash equivalents of all of the Secured Obligations and the termination of all commitments of the Secured Parties under the Finance Documents regardless of any investigation made by the Collateral Agent or the other Secured Parties or made on their behalf.

       Section 6.11 No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between the Pledgor and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

       Section 6.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

       Section 6.13 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

       Section 6.14 Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       Section 6.15 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

              (a) THIS AGREEMENT IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES AND

SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

              (b) Any legal action or proceeding against the Pledgor with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Pledgor hereby irrevocably submits and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Pledgor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Pledgor and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System with offices on the date hereof at 111 Eighth Avenue, New York, N.Y. 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notice and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such agent, the Pledgor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. The Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at its address referred to in Section 6.1, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

              (c) The Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

              (d) WITH REGARD TO THIS AGREEMENT, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY.

       Section 6.16 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

       Section 6.17 Independent Obligations. The Pledgor's obligations under this Agreement are independent of those of the Subsidiary Guarantor. The Collateral Agent may bring a separate action against the Pledgor without first proceeding against the Subsidiary Guarantor or any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.

       Section 6.18 Limitation of Liability. The provisions of Section 12.11 of the Indenture shall apply to this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.


                                 NRG SOUTH CENTRAL GENERATING LLC


                                 By:   /s/ Craig A. Mataczynski
                                       ----------------------------
                                       Name:  Craig A. Mataczynski
                                       Title: President


                                 THE CHASE MANHATTAN BANK,
                                 solely in its capacity as the Collateral Agent


                                 By:   /s/ Annette M. Marsula
                                       ----------------------------
                                       Name:  Annette M. Marsula
                                       Title: Vice President

                                                                   Schedule I to
                                                                      Pledge and
                                                              Security Agreement



                                  Certificates


Certificate No. 3 representing a 100% interest in Louisiana Generating LLC.




                                   Sch. I - 1

                                                                    Exhibit A to
                                                                      Pledge and
                                                              Security Agreement

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

       FOR VALUE RECEIVED, NRG SOUTH CENTRAL GENERATING LLC hereby assigns and transfers unto ___________________________ [ ] membership interests of LOUISIANA GENERATING LLC, a Delaware limited liability company (the "Limited Liability Company"), standing in its name on the books of the Limited Liability Company, which is represented by Certificate No. [ ], authorizing any officer of the Limited Liability Company to transfer said membership interests on the books of the within named Limited Liability Company with full power of substitution.

DATED as of __________ ___, 20000


                        NRG SOUTH CENTRAL GENERATING LLC
                        a Delaware limited liability company


                        By:
                           ------------------------------------


                                   Sch. I - 2